Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

LIBERTY INTERACTIVE CORPORATION

Pursuant to Section 242 of the

General Corporation Law of

the State of Delaware

Liberty Interactive Corporation (the “Corporation”), a corporation duly organized and validly existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:                                                     The Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended by deleting ARTICLE I thereof in its entirety and inserting the following in lieu thereof:

“ARTICLE I

NAME

The name of the corporation is Qurate Retail, Inc. (the “Corporation”).”

SECOND:                                      The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its authorized officer this 9th day of April, 2018.

LIBERTY INTERACTIVE CORPORATION

By:	/s/ Richard N. Baer
Name:	Richard N. Baer
Title:	Chief Legal Officer